EXHIBIT 10.43

PHANTOM STOCK UNIT AWARD AGREEMENT

Participant:                      _________

Grant Date:                      February 21, 2012

Number of Phantom Stock Units granted:       _________

THIS PHANTOM STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Solutia Inc., a company organized in the State of Delaware (the “Company”), and the Participant (the “Participant”).

The Phantom Stock Units are granted to the Participant on a stand-alone basis, outside of the Solutia Inc. 2007 Management Long-Term Incentive Plan, as in effect and as amended from time to time (the “Plan”).  Notwithstanding the foregoing, it is intended that all of the terms and conditions of the Plan that would otherwise have been applicable to the Phantom Stock Units had the Phantom Stock Units been granted as “Restricted Stock Units” under the Plan (except as otherwise expressly provided herein) be applicable to the Phantom Stock Units, and accordingly, references to the Plan are made herein for such purpose and those terms are incorporated herein by reference.  In addition, the Phantom Stock Units shall not be considered “Restricted Stock Units” for purposes of the terms and provisions of the Merger Agreement dated January 26, 2012, by and among the Company, Eastman Chemical Company (“Eastman”) and Eagle Merger Sub Corporation (the “Merger Agreement”, and the consummation of the transactions contemplated by the Merger Agreement, the “Merger”).  The Plan is attached as Exhibit 10.8 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2011.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.      Incorporation By Reference; Plan Document Receipt.  This Agreement is subject to the terms and provisions of the Plan (as in effect on the Grant Date specified above), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were expressly set forth herein.  Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan.  The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content.  In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control, except as otherwise provided in this Agreement.

2.      Grant of Phantom Stock Units Award.  The Company hereby grants to the Participant, as of the Grant Date specified above, the number Phantom Stock Units identified above.  Except as otherwise provided by Section 11.12 of the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s stockholder interest in the Company for any reason. The Participant shall not have the rights of a stockholder in respect of any Share or Eastman Share (as defined below), as applicable, underlying this Award until such share is delivered to the Participant in accordance with Section 4, as applicable.

3.      Vesting.

3.1           Except as otherwise provided in this Section 3, the Phantom Stock Units subject to this grant shall become unrestricted and vested pro rata on each of the first four anniversaries of the Grant Date, provided the Participant is then employed by the Company and/or one of its Subsidiaries or Affiliates.

3.2            Except as otherwise provided in this Section 3, if the Participant’s employment with the Company and/or its Subsidiaries or Affiliates terminates for any reason prior to the vesting of all or any portion of the Phantom Stock Units awarded under this Agreement, such unvested Phantom Stock Units shall immediately be cancelled and the Participant (and the Participant’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such unvested Phantom Stock Units.

3.3           If the Participant’s employment with the Company and/or its Subsidiaries or Affiliates terminates due to the Participant’s Disability, any unvested Phantom Stock Units subject to this grant shall become unrestricted and vested in full immediately upon the Participant’s termination date.  For purposes of this Agreement, “Disability,” if the Participant is a party to an employment agreement, shall have the same meaning as in such employment agreement, otherwise, “Disability” shall mean any physical or mental disability which is determined to be total and permanent by a doctor selected in good faith by the Company or the relevant Subsidiary or Affiliate.

3.4           If the Participant’s employment with the Company and/or its Subsidiaries or Affiliates terminates due to the Participant’s death, any unvested Phantom Stock Units shall become vested as of the date of any such termination.

3.5           If, prior to the occurrence of a Change in Control, the Participant’s employment is terminated by the Company and/or its Subsidiaries or Affiliates, the Phantom Stock Units will become vested on a pro rata basis as defined herein if and only if the Participant is a Severance Eligible Participant; i.e., if the Participant is eligible for severance from the Company under the terms of: (a) the Participant’s employment agreement (if any); or (b) the terms of an applicable Company separation pay plan in force at the time of the Participant’s termination.  The Phantom Stock Units of Severance Eligible Participants shall vest as follows:

3.5.1
A pro rata amount of any unvested Phantom Stock Units as described in Section 3.1 above shall vest in a percentage equal to: the number of full months in which the Participant was employed from the Grant Date to the Participant’s termination date, plus the number of full months in the Participant’s severance period (i.e., the number of months’ salary which constitute the Participant’s severance payments), divided by the number of full months between the Grant Date and the scheduled vesting date.  The pro rata portion of the Phantom Stock Units shall vest immediately upon the Participant’s termination date.

3.6           If the Participant’s employment is terminated by the Company and/or its Subsidiaries or Affiliates for any reason other than “Cause” or if the Participant terminates employment with Company and/or its Subsidiaries or Affiliates for “Good Reason” (as such terms are defined herein), in each case at any time following the occurrence of a Change in Control, the Phantom Stock Units will become vested on a pro rata basis as defined herein.

3.6.1
A pro rata amount of any unvested Phantom Stock Units as described in this Section 3.6 shall vest in a percentage equal to: the number of days in which the Participant was employed during the 2012 calendar year divided by 365. The pro rata portion of the Phantom Stock Units shall vest immediately upon the Participant’s termination date.  For the sake of clarity, if the Participant’s employment is terminated pursuant to this Section 3.6 following the 2012 calendar year, any unvested Phantom Stock Units subject to this grant shall become unrestricted and vested in full immediately upon the Participant’s termination date.

3.7           For purposes of this Agreement, “Cause” and “Good Reason”, if the Participant is a party to an employment agreement or a Company severance plan as in effect on the Grant Date, shall have the same meaning as in such (i) employment agreement, or, if none, (ii) the separation pay plan as in effect on the Grant Date, otherwise, “Cause” and “Good Reason” shall be defined herein.

3.7.1
For purposes of this Agreement, “Cause” shall be defined as (i) the continued failure to perform the Participant’s duties to the Company consistent with Participant’s position after written notice from the Company, (ii) a conviction of a felony, or (iii) the Participant’s performance of any material act of theft, embezzlement, fraud or dishonesty.  No such determination of Cause shall be made until the Participant has been given written notice detailing the specific Cause event and a period of 30 days following receipt of such notice to cure such event (if susceptible to cure) to the satisfaction of the Company.

3.7.2
For purposes of this Agreement, “Good Reason” shall be defined as: (i) a change of 50 miles or more in the location at which the Participant performs services, (ii) the assignment to the Participant of any duties materially inconsistent with the Participant's position at the time of the Change in Control or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities (excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant), or (iii) a material reduction in the Participant’s annual salary (other than a percentage reduction in annual salary which applies uniformly to all Participant level employees).  The Participant shall notify the Company in writing if he or she believes Good Reason exists.  The Participant shall set forth in reasonable detail why he or she believes Good Reason exists; provided, however, that the Participant must provide the Company with written notice of Good Reason within a period not to exceed 90 days of the initial existence of the condition alleged to give rise to Good Reason, upon the notice of which the Company shall have a period of 30 days during which it may remedy the condition.  In order for a termination to be characterized as for Good Reason, the Participant must terminate for Good Reason after the expiration of this 30-day period, provided that such termination is within 180 days following the initial existence of one or more conditions giving rise to Good Reason and further provided that the condition giving rise to Good Reason was not cured by the Company within the 30-day cure period.

4.           Settlement of Phantom Stock Units.

4.1           Notwithstanding anything in this Agreement or the Plan to the contrary, if a Change in Control occurs during the 2012 calendar year and if the Phantom Stock Units awarded by this Agreement becomes vested at any time, the Company or surviving entity shall promptly distribute to the Participant an amount of cash equal to the product of (1) the final trading price of a Share immediately prior to the Change in Control, as reported on the NYSE (the “Final Share Price”), and (ii) the number of vested Phantom Stock Units;  provided that any distribution of cash shall in any event be made no later than by the date that is 2-1/2 months from the end of the calendar year in which the applicable Phantom Stock Units vested.  Notwithstanding Section 4.2, if the Company and Eastman agree prior to the consummation of the Merger, the Phantom Stock Units awarded by this Agreement may be converted into a number of phantom stock units of Eastman equal to A divided by B, where A equals the Final Share Price multiplied by the number of Phantom Stock Units awarded by this Agreement and B equals the final trading price of Eastman Common Stock, par value $___ (an “Eastman Share”), immediately prior to the consummation of the Merger, as reported on the NYSE (each a “Converted RSU”).  Each Converted RSU shall represent one Eastman Share.  Any Converted RSUs shall be subject to same vesting and other terms and conditions, except settled in cash or Eastman Shares.

4.2           Subject to the terms of the Plan and except as provided by this Section 4, if a Change in Control does not occur during the 2012 calendar year and if the Phantom Stock Units awarded by this Agreement becomes vested at any time, the Company shall promptly distribute to the Participant an amount of cash equal to the product of (1) the Fair Market Value of the Shares as of such vesting date and (2) the number of vested Phantom Stock Units; provided that the Company in its sole discretion may instead distribute to the Participant the number of Shares equal to the number of vested Phantom Stock Units; provided that any distribution of cash or Shares, as applicable, shall in any event be made no later than by the date that is 2-1/2 months from the end of the calendar year in which the applicable Phantom Stock Units vested.

4.3           In connection with the delivery of the Shares or Eastman Shares, as applicable, pursuant to this Agreement, the Participant agrees to execute any documents reasonably requested by the Company.

5.      Dividends and Other Distributions.  There is no guarantee by the Company that dividends will be paid.  During the Period of Restriction, all dividends and other distributions paid with respect to the Shares or Eastman Shares, as applicable, underlying the Phantom Stock Units, whether paid in cash, Shares or Eastman Shares, as applicable, or other property (the “Distributions”), shall be held by the Company and subject to the same vesting requirements and restrictions on transferability and forfeitability as the Phantom Stock Unit with respect to which such Distributions were paid.  The Distributions shall be paid at the time the Phantom Stock Units become vested pursuant to Section 3.

6.      Existing Covenants.  If Participant violates any confidentiality, non-competition, or non-solicitation covenants to which Participant is subject pursuant to any separate agreement between Participant and the Company and/or its Subsidiaries or Affiliates, all unvested Phantom Stock Units shall be cancelled and forfeited immediately.

7.      Non-transferability.  Phantom Stock Units, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not, prior to the settlement hereof, be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary(ies) of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution.  Any such Phantom Stock Unit, and any rights and interests with respect thereto, shall not, prior to the settlement hereof, be pledged or encumbered in any way by the Participant (or any beneficiary(ies) of the Participant) and shall not, prior to the settlement hereof, be subject to execution, attachment or similar legal process.  Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of in any way any of the Phantom Stock Units, or the levy of any execution, attachment or similar legal process upon the Phantom Stock Units, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

8.      Entire Agreement; Amendment.  This Agreement, together with the Plan contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter.  The Executive Compensation and Development Committee (the “Committee”) shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan.  This Agreement may also be modified or amended by a writing signed by both the Company and the Participant.  The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

9.      Acknowledgment of Employee. The award of this Phantom Stock Unit does not entitle Participant to any benefit other than that granted under this Agreement.  Any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.  Participant understands and accepts that the benefits granted under this Agreement are entirely at the discretion of the Company and that the Company retains the right to amend or terminate this Agreement and the Plan at any time, at its sole discretion and without notice.

10.      Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the principles of conflict of laws thereof.

11.      Withholding of Tax.  The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any country or foreign taxes of any kind which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with any applicable tax law, rule or regulation with respect to the Phantom Stock Unit (or vesting thereof) and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any Shares or Eastman Shares, as applicable, otherwise required to be issued pursuant to this Agreement.

12.      No Right to Employment.  Any questions as to whether and when there has been a termination of employment and the cause of such termination shall be determined in the sole discretion of the Committee.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate the Participant’s employment or service at any time, for any reason and with or without cause.

13.      Notices.  Any notice which may be required or permitted under this Agreement shall be in writing and shall be delivered in person, or via facsimile transmission, email, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:

13.1           If such notice is to the Company, to the attention of the General Counsel of the Company or at such other address as the Company, by notice to the Participant, shall designate in writing from time to time.

13.2           If such notice is to the Participant, at his or her email or home address as shown on the Company’s records, or at such other address as the Participant, by notice to the Company, shall designate in writing from time to time.

14.      Compliance with Laws.  The issuance of any Shares or Eastman Shares, as applicable, pursuant to this Agreement, shall be subject to, and shall comply with, any applicable requirements of any federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, the 1934 Act and any respective rules and regulations promulgated thereunder), and any other law or regulation applicable thereto.  The Company shall not be obligated to issue any Shares or Eastman Shares, as applicable, pursuant to this Agreement, if such issuance would violate any such requirements.

15.      Binding Agreement; Assignment.  This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns.  The Participant shall not assign any part of this Agreement without the prior express written consent of the Company.

16.      Headings.  The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

17.      Further Assurances.  Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

18.      Severability.  The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.